SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2011

Green Energy Management Services Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-169496	75-2873882
(Commission File Number)	(IRS Employer Identification No.)

381 Teaneck Road, Teaneck, NJ	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 530-1200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of February 1, 2011, Green Energy Management Services Holdings, Inc., a Delaware corporation (the “Company”) entered into a Consulting Services Agreement (the “Consulting Agreement”) with Titan Management and Consulting LLC, a New York limited liability company (“Titan”).  Pursuant to the Consulting Agreement, Titan will advise the Company with respect to business development, marketing, investor relations, financial matters and other related business matters.  The Consulting Agreement is for a term of four years (the “Initial Term”) and will automatically renew for an additional three-year term if Titan generates at least $10.0 million in gross sales for the Company during the Initial Term.  As compensation for services to be provided, the Company agreed to pay Titan a consulting fee of $32,000 per month and reimburse Titan for all of its reasonable business expenses incurred directly on behalf of the Company.  The Company and Titan can each terminate the Consulting Agreement immediately for “cause” (as defined in the Consulting Agreement), and the Company may terminate the Consulting Agreement for convenience upon 60 days written notice to Titan.

In addition, in connection with the Consulting Agreement, effective as of February 1, 2011, the Company entered into a Sales Agency Agreement (the “Sales Agreement”) with Titan.  Pursuant to the Sales Agreement, Titan will, on a non-exclusive basis, market and sell the Company’s entire line of energy-efficient products and services (the “Products”) in the United States, Canada, Mexico and the Caribbean.  The Sales Agreement will continue to be in effect as long as the Consulting Agreement remains in effect.  The Company agreed to pay Titan a commission of 15% of the net profits of the Products sold by the Company pursuant to the Sales Agreement (the “Commission”).  The Commission may be paid by the Company in its sole and absolute discretion in cash or common stock of the Company, provided, that the Company shall not pay less than 50% of the Commission in cash.  The Company also agreed to issue Titan 1,000,000 shares of its common stock upon the execution of a binding strategic alliance, joint venture or similar agreement with a certain third party, as provided under the Sales Agreement.  The Company and Titan can each terminate the Sales Agreement immediately for “cause” (as defined in the Sales Agreement).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Date: February 7, 2011	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer

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